                                                                Exhibit: 10.20FT

                               OPERATING AGREEMENT
                                       OF
                           GOLD STAR PUBLISHING, LLC.

                                TABLE OF CONTENTS

                                                                                                       SECTION
                                                                                                       -------
                                    ARTICLE I

                            FORMATION; NAME; PURPOSE;
                                 PRINCIPAL PLACE
                  OF BUSINESS; AGENT; TERM; INTENT; DEFINITIONS

Formation                                                                                                1.1
Name                                                                                                     1.2
Purpose                                                                                                  1.3
Principal Place of Business                                                                              1.4
Agent for Service of Process                                                                             1.5
Term                                                                                                     1.6
Intent Regarding Partnership Status                                                                      1.7
Definitions                                                                                              1.8

                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

Initial Capital Contributions                                                                            2.1
Additional Capital Contributions                                                                         2.2
Return of Capital Contributions                                                                          2.3

                                   ARTICLE III

                                CAPITAL ACCOUNTS

                                    ARTICLE I

                        PROFITS OR LOSSES; DISTRIBUTIONS

Interest in Profits or Losses                                                                           4.1
Limitation on Liability for Losses                                                                      4.2
   Chargeable to Members
Distributions                                                                                           4.3


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
                                     ARTICLE V

                              MANAGEMENT PROVISIONS

Management                                                                                              5.1
Major Decisions                                                                                         5.2
Management or Member Compensation                                                                       5.3
Time Devoted to the Company by Berry                                                                    5.4
Reimbursement of Expenses                                                                               5.5

                                   ARTICLE VI

                            ADMINISTRATIVE PROVISIONS

Limitation of Liability                                                                                 6.1
Indemnification of Members by the Company                                                               6.2
Indemnification by Members                                                                             6.3
Loans                                                                                                   6.4
Banking                                                                                                 6.5
Books and Records                                                                                       6.6
Tax Returns                                                                                             6.7
Accounting Period                                                                                       6.8
List of Members                                                                                         6.9
Insurance                                                                                               6.10

                                   ARTICLE VII

                               MEETINGS OF MEMBERS

Annual Meeting                                                                                          7.1
Special Meetings                                                                                        7.2
Place of Meetings                                                                                       7.3
Notice of Meetings                                                                                      7.4
Meeting of All Members                                                                                  7.5
Adjourned Meetings                                                                                      7.6
Record Date                                                                                             7.7
Manner of Acting; Voting                                                                                7.8
Voting of Units by Certain Members                                                                      7.9
Proxies                                                                                                 7.10
Action by Members Without a Meeting                                                                     7.11
Waiver of Notice                                                                                        7.12


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
                                   ARTICLE VIII

                     DISSOLUTION; TERMINATION; WITHDRAWAL,

Events Causing Dissolution                                                                              8.1
Events Not Causing Dissolution                                                                          8.2
Winding Up                                                                                              8.3
Member Withdrawals                                                                                      8.4

                                  ARTICLE IX

                              TRANSFERS BY MEMBERS:
                               ADDITIONAL MEMBERS

Transfer Restrictions                                                                                   9.1
Buy/Sell Option                                                                                         9.2
Section Reserved                                                                                        9.3
Additional Units; Additional Members                                                                    9.4
Section Reserved                                                                                        9.5
Section Reserved                                                                                        9.6
Section Reserved                                                                                        9.7
Distributions and Allocations with Respect to Transferred Units                                         9.8

                                     ARTICLE X

                                    OPERATIONS

Summary of Operations                                                                                  10.1
Employment of Members                                                                                  10.2
Employment of Joy Berry                                                                                10.3
Restrictive Covenants for Berry                                                                        10.4
Licenses of Fights to Products                                                                         10.5
RK's Contribution to the Company of the Name and Logo                                                  10.6
Futech Technology and Marks                                                                            10.7
Management Services Fee Paid to Futech                                                                 10.8
Company's Use of Futech Facilities                                                                     10.9
Restrictive Covenants for RK                                                                           10.10
Enforcement of Company's Rights Against Members                                                        10.11



                                      iii
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
                                   ARTICLE XI

                                   AMENDMENTS

                                   ARTICLE XII

                    REPRESENTATIONS AND WARRANTIES OF MEMBERS

Representations regarding this investment                                                              12.1

                                  ARTICLE XIII

                                OTHER PROVISIONS

Partition                                                                                              13.1
Notices                                                                                                13.2
Validity                                                                                               13.3
Headings                                                                                               13.4
Governing Law                                                                                          13.5
Jurisdiction                                                                                           13.6
Successors and Assigns                                                                                 13.7
Rights and Remedies                                                                                    13.8
Waiver                                                                                                 13.9
Counterparts                                                                                           13.10
Additional Acts                                                                                        13.11
Construction                                                                                           13.12
Integration                                                                                            13.13
Time is of the Essence                                                                                 13.14
Creditors                                                                                              13.15
Expenses                                                                                               13.16
Dispute Resolution                                                                                     13.17

                                    EXHIBITS

Members; Units; Capital Contributions                     "A"
Roll Out Schedule For Existing Books (Section 10.5)       "B"
Existing Products and Rights (Section 10.5)               "C"

                               OPERATING AGREEMENT
                                       OF
                           GOLD STAR PUBLISHING, LLC.

         This Agreement is made effective February 1, 1999, by the following, whose names and addresses appear on Exhibit "A" attached hereto, and who with any future additional members are hereinafter sometimes referred to individually as "Member" and collectively as the "Members":

                         Responsible Kids, L.L.C. ("RK")
                         Futech Interactive Products, Inc.,
                         an Arizona corporation ("Futech")

WHEREAS, the parties have agreed to form a limited liability company for the purposes of publishing certain of Joy Berry's juvenile books and products; and

WHEREAS, the parties have agreed that Futech will manage the financial and business part of the Company, with RK managing the creative function.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

                                    ARTICLE I

                      FORMATION; NAME; PURPOSE; PRINCIPAL
              PLACE OF BUSINESS; AGENT; TERM; INTENT; DEFINITIONS

       1.1 FORMATION. Pursuant to the Act, the Members have formed or will form an Arizona limited liability company (the "Company") effective upon the filing of the Articles of Organization of this Company with the Arizona Corporation Commission.

         1.2 NAME. The Company shall operate under the name "Gold Star Publishing, LLC." The Company may do business under that name and/or under any other name or names which the Members select. If the Company does business under a name other than that set forth in its Articles of Organization, then the Company shall file a fictitious name certificate or any other documents required by applicable law.

         1.3 PURPOSE. The Company has been formed for the purpose of engaging in business in the publishing industry, and may conduct any activities relating thereto.

         1.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be at 2999 North 44th Street, Suite 225, Phoenix, Arizona 85018, Maricopa County, or at such other place, and with such other places of business, within the State of Arizona, as may be designated by the Members from time to time. The registered office of the Company in Arizona shall be 2999

North 44th Street, Suite 225, Phoenix, Scottsdale, Arizona 85018, or such other address as may be designated by the Members.

         1.5 AGENT FOR SERVICE OF PROCESS. The agent for service of process on the Company is Thomas R. Lofy, whose address is 7054 East Cochise Road, Suite 105, Scottsdale, Arizona 85253, or such other person as may be designated by the Members from time to time,

         1.6 TERM. The Company shall commence effective the date specified in
Section 1.1 above, and shall continue until terminated by law, unless sooner terminated by law or as hereinafter provided.

         1.7 INTENT REGARDING PARTNERSHIP STATUS. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a "partnership" for federal and state income tax purposes. No Member or Manager shall take any action inconsistent with such intent. The Company hereby elects to be treated like a partnership for federal and state income tax purposes.

         1.8 DEFINITIONS. The following terms used in this Agreement shall have the meanings described below:

                  1.8.1 "Act" shall mean the Arizona Limited Liability Company Act.

                  1.8.2 "Affiliate(s)" of another Person shall mean: (a) any person directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other Person; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (d) any officer, director, manager, member or partner of such other Person; and
                  (e) if such other Person is an officer, director, manager, member or partner, any company for which such Person acts in any such capacity; and (f) any immediate family member of such other Person.

                  1.8.3 "Agreement" shall mean this written Operating Agreement, as the same may be amended from time to time. No other document or oral agreement among the Members shall be treated as part of or superseding this Agreement unless it is reduced to writing and it has been signed by all of the Members.

                  1.8.4 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  1.8.5 "Company" shall mean this Gold Star Publishing, LLC., the limited liability company formed pursuant to this Agreement.

                  1.8.6 "Majority-In-Interest" shall mean Members owning a simple majority of the Units.


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
                  1.8.7 "Manager" or "Managers" shall mean any person who becomes Manager pursuant to this Agreement, including Section
                  5.1 below.

                  1.8.8 "Member" shall mean each Person who executes a counterpart of this Operating Agreement as a Member and each Person who may hereafter become additional or substituted Members.

                  1.8.9 "Person" shall mean any natural person, partnership, joint venture, corporation, estate, trust, association, limited liability company, or other legal entity.

                  1.8.10 "Products" is defined in Section 10.5 below.

                  1.8.11 "Treasury Regulations" shall mean the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time, including corresponding provisions of succeeding regulations.

                  1.8.12 "Unit" shall mean an interest in the Company, as that term is used in Section 2.1 below and in other provisions of this Agreement.

                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         2.1. INITIAL CAPITAL CONTRIBUTIONS. The initial capital contributions of the Members are as follows, and the Members shall acquire "Units" for said contributions as identified on Exhibit "A" attached hereto and hereby made a part hereof:

         (a) As and for its initial capital contributions to the Company, RK hereby transfers to the Company certain rights as described in Section 10.6 below, and will license rights to the Company as described in Section 10.5 below.

         (b) As and for Futech's initial capital contribution to the Company, Futech hereby agrees to contribute cash to the Company, up to the maximum of $380,000.00 (in addition to the treatment of the $200,000.00 liability as set forth in this Section below), as and when necessary for the operations of the Company within twenty-one months from the date of this Agreement, for the following purposes:

                  (i) Purchase of books and other products necessary for the operation of the Company's business;

                  (ii) Payment of office rent, salary and employment taxes for one employee, consulting fees for Joy Berry ("Berry") as described in Section 10.3 below, and RK's royalty advances as described in subparagraph
                           10.5 (d) below, and payment of the costs of graphic support and other necessary resources to operate the Company's business; and

                  (iii) The compilation and fulfillment of a comprehensive strategy and budget to promote the Company and Berry on author media tours, and at appearances at trade shows, on television programs, and in other media.

If Futech's $380,000.00 capital contribution described above is insufficient to accomplish the purposes described in subparagraphs, (i) through (iii) above during the first twenty-one months after the date of this Agreement, then Futech will provide additional funds as loans to the Company. Those loans will be repayable by the Company, without interest, prior to any distributions being made from the Company to any Member, and will be repayable by the company in full in any event by the date which is five years after the date of this Agreement. Said loans will be evidenced by promissory notes in form reasonably satisfactory to Futech, and will be secured by first position liens against all then-existing and thereafter acquired assets of the Company (excepting the rights Berry or RK license to the Company). All loans by Futech shall be subject to the approval of Vincent W. Goett, or another representative of Futech if he is unable or unwilling to act for Futech.

         The Company hereby assumes RK's $200,000 line of credit with Founders Bank. Futech agrees to obtain releases of the personal guaranties of Berry and James Gough of that line of credit. Futech's capital account will be debited at formation of the company in the amount of $200,000.00, with an offsetting credit establishing a liability payable to Founders Bank, all in connection with the Company's assumption of RK's liability owing to said bank.

         2.2 ADDITIONAL CAPITAL CONTRIBUTIONS. The Members shall not be entitled to make additional capital contributions without the prior written consent of a majority of the Units. Any additional capital contributions made with said consent may be, but are not required to be, identified on supplemental schedules to Exhibit "A." Unless otherwise agreed to by all Members, no interest shall accrue or be paid on said contributions and no Units shall be issued for the additional contributions.

         2.3 RETURN OF CAPITAL CONTRIBUTIONS. No Member shall, without the prior written consent of all of the Members (which consent may be withheld for any or no reason), be entitled to withdraw or demand the return of any part of his/her capital contribution, except upon dissolution or termination of the Company and as specifically provided otherwise in this Agreement. Upon dissolution or termination of the Company, first, all licenses shall revert back to RK, and next, Futech may withdraw its capital contribution. Third, each Member shall look to the remaining assets of the Company for distribution according to the Units. If the Company's property remaining after the reversion of the licenses and payment and discharge of the debts, obligations, and liabilities of the Company is insufficient to return the capital contributions of Futech or another Member, no Member shall have any recourse against the Company or any Member or Manager, except for gross negligence, malfeasance, bad faith or fraud. The Company shall not be obligated to pay interest on any capital contribution of any Member.

                                   ARTICLE III

                                CAPITAL ACCOUNTS

         An individual capital account shall be maintained for each Member. The capital interest (and not the Units) of each Member shall consist of the Member's original contribution increased by the Member's additional contributions to capital, the Member's share of Company profits transferred to capital, and the amount of Company liabilities assumed by the Member or that are secured by any of the Company's property distributed to such Member, and decreased by the amount of money and fair market value of Company property distributed to the Member in reduction of the Member's Company capital, the Member's share of Company losses, and the amount of liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

         The provisions in this Agreement relating to the maintenance of capital accounts, and with respect to allocations and distributions, are intended to comply with the Internal Revenue Code and the Treasury Regulations promulgated thereunder, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto, or other allocations among the Members, are computed in order to comply with such Regulations, the Members may make any such modification, provided that the modification is not likely to have a material effect on the amounts distributable to any Member upon the dissolution of the Company. The Members also shall make any appropriate modifications in the event of unanticipated events (for example, the acquisition by the Company of royalty and gas properties or the encumbrance of Company property by nonrecourse debt) that might otherwise cause this Agreement not to comply with the Treasury Regulations.

                                   ARTICLE IV

                        PROFITS OR LOSSES; DISTRIBUTIONS

         4.1 INTERESTS IN PROFITS OR LOSSES.

         (a) Except as may be expressly provided to the contrary in this Agreement, the net profits or net losses of the Company shall be credited or charged to the Members in proportion to their Company Units.

         (b) In accordance with Internal Revenue Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deductions with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members in a manner determined by the Members so as to take into account any variation between the adjusted basis of such property to the Company for Federal income tax purposes and the value of said property at the date of its contribution.

         (c) The Members shall make such other special allocations as are required in order to comply with any mandatory provision of the applicable Treasury Regulations or to reflect a Member's economic interest in the Company determined with reference to such Member's right to receive distributions from the Company and such Member's obligation to pay its expenses and liabilities.

         (d) The Members are aware of the income tax consequences of the allocations made by this Article and hereby agree to be bound by the provisions of this Article in reporting their shares of Company income and loss for income tax purposes.

         4.2 LIMITATION ON LIABILITY CHARGEABLE TO MEMBERS. Notwithstanding any other provision of this Agreement, no Member shall personally be liable for any of the losses of the Company beyond the Member's capital interest in the Company.

         4.3 DISTRIBUTIONS.

         (a) The Members shall, acting reasonably, determine the cash available for distribution from time to time. Cash or other property available for distribution (as determined by the Members) shall be distributed among the Members in proportion to their Units held. Notwithstanding any other provision in this Agreement, the licenses contributed by Berry and/or RK may only be distributed to Berry or RK.

         (b) Any amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to a Member from the Company shall be treated as amounts distributed to the Member for whom the withholding was made.

                                    ARTICLE V

                              MANAGEMENT PROVISIONS

         5.1 MANAGEMENT.

         (a) Management Committee. Notwithstanding the fact that the Company is a "member-run" limited liability company, except as may otherwise be expressly provided for in this Agreement (including Sections 5.2 and 9.5 below), the business and affairs of the Company shall be governed in all respects by a committee (the "Management Committee") which is composed of four members, two of whom shall be appointed by Futech and two of whom shall be appointed by Berry. The Management Committee shall be responsible for formulating the policies of the Company and authorizing all material decisions regarding its operations, including decisions regarding material capital expenditures and investments (except for the "Major Decisions" identified in Section 5.2 below). There are provisions in this Agreement calling for decisions to be made by the Members, and those provisions do not alter the effect of the provisions in this subparagraph (a). Except for provisions expressly requiring 100% vote of the Members, the Management Committee's decisions shall exclusively be deemed to be the decisions of the Members for all purposes. The Management

Committee shall exercise all of the discretionary authority granted to the Members under the provisions of this Agreement, and shall manage and direct the conduct of the Company's day-to-day business affairs. Specifically, but not in limitation of the foregoing, the management committee will be responsible for all decisions relating to product selection, production management, and expenditures for published materials, and shall set Company customer credit policies. In the event of any deadlock of the Members of the Management Committee, the vote of RK shall control to break the deadlock.

         Futech hereby appoints Vince Goett and Mel Sauder as Futech's initial members of the Management Committee, and RK hereby appoints Joy Berry and Jim Mauri as RK's initial members of the Management Committee. Futech's members of the Management Committee shall be responsible for all decisions relating to product management, expenditures, production and finance; and shall set Company customer credit policy. RK's members of the Management Committee shall be responsible for product selection, design, presentation and marketing.

         Each member of the Management Committee shall devote such time to the business and affairs of the Company as shall be necessary or appropriate to properly conduct such business and affairs in accordance with this Agreement and applicable law. It is expressly understood and agreed that no member of the Management Committee shall be required (solely as a result of the position held on the Management Committee) to devote that member's entire business time to the business and affairs of the Company.

         The Management Committee shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and its Members, including the safe keeping of all Company property and the use thereof for the exclusive benefit of the Company.

         (b) Actions of the Management Committee. At any meeting at which a quorum is present, the Management Committee shall act, except as may otherwise be provided herein, upon the unanimous vote of the Management Committee, and such actions shall be binding upon the Members and the Company. Each member of the Management Committee shall have one vote. The presence, by proxy, in person or by telephone, at any regular or special meeting of the Management Committee, of all members of the Management Committee, shall be necessary to constitute a quorum.

         (c) Managers. The members of the Management Committee may from time to time elect one or more "Managers" who shall, to the extent designated by the Management Committee, have the primary responsibility for managing and directing the day-to-day operations of the Company on behalf of the Management Committee. Managers need not be members of the Management Committee. At any time when a Manager is acting, such Manager shall have the exclusive right to exercise all of the discretionary authority granted to the Management Committee under the provisions of this Agreement and all powers of the Management Committee on behalf of the Company, except to the extent, if any, such rights and powers are restricted by the Management Committee when the Manager is appointed or thereafter.

         Any two members of the Management Committee may remove a Manager by providing


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
written notice of the removal to the Manager and the other members of the Management Committee, and the removal shall be effective immediately unless a later effective date is provided for in the notice. The appointment of a Manager must be by a three-to-one vote of the Management Committee. If there shall at any time be more than one person acting as manager hereunder, then, unless otherwise designated by unanimous vote of the Management Committee, the unanimous approval of said persons shall be required for any act of the "Manager."

         The Manager shall be under a fiduciary duty to conduct the affairs of the Company in the best interests of the Company and its Members, including the safe keeping of all Company property and the use thereof for the exclusive benefit of the Company. The Manager shall devote such time and effort as is necessary for the management of the Company in the conduct of its business in an efficient, thorough and businesslike manner, devoting appropriate attention to all matters affecting the conduct of the Company's business.

         The fee, if any, paid to the Manager for acting as Manager hereunder shall be determined by and subject to change from time to time by the unanimous vote of the Management Committee.

         Mel Sauder is hereby appointed as the initial Manager, to serve so long as he is able and willing to so serve, or until he is replaced or removed pursuant to the terms of this Agreement.

         (d) Meetings of Management Committee. The Management Committee shall meet at least once every year or more frequently as appropriate. Management Committee meetings may be held in person, by telephone or videophone conference, or by use of similar communications equipment. Any action required or permitted to be taken by the Management Committee may be taken without a meeting if all of the members of the Management Committee consent thereto in writing.

         Special meetings of the Management Committee may be held upon the call of any member of the Management Committee for any purpose. Written notice of each regular and special meeting shall be sent or faxed to each member of the Management Committee not less than forty-eight (48) hours before such meeting. Notice of any meeting need not be given to any member of the Management Committee who shall submit, either before or after the meeting, a signed waiver of notice, or who shall attend the meeting.

         (e) Term of Office of Members of Management Committee. Each member of the Management Committee shall hold office until death, resignation, retirement or removal by the Member that appointed such member of the Management Committee. If a vacancy shall occur in the Management Committee, the Member that appointed such vacating member of the Management Committee may appoint his or her successor by giving written notice thereof to the other Member and the Management Committee. If either Member desires to replace its appointee, such Member may remove or replace such appointee at any time by giving written notice thereof to the other Member and to the Management Committee.

         (f) Compensation of Management Committee. Members of the Management Committee shall not receive any salaries, fees or other compensation from the Company for their service on the

Management Committee, except to the extent approved by the unanimous vote of all Members of the Company; provided, however, that nothing in this provision shall prevent the Member that designated the member of the Management Committee from paying said member of the Management Committee compensation or reimbursement from the Member's own funds, and not from the funds of or to be reimbursed by the Company.

         (g) Communications. The members of the Management Committee, and the Manager, shall promptly advise and inform each other of any transaction, notice, event or proposal, other than in the ordinary course of business of the Company, of which they may become aware which directly relates to the management and operation of the Company or to any assets of the Company, to the extent any such matter does or could materially affect, either adversely or favorably, the Company, its business or its assets.

         5.2 MAJOR DECISIONS. Notwithstanding any other provision of this Agreement, other than Section 9.5 below, no action shall be taken or sum expended or obligation incurred by the company with respect to a matter within the scope of any of the major decisions (the "Major Decisions") affecting the Company, as defined below, unless such action, expenditure or obligation has been approved in writing by all of the Members of the Company. "Major Decisions" shall be the following:

         (a) Any amendment to this Agreement or the Company's Articles of Organization;

         (b) Any act in contravention of this Agreement or any undertaking on behalf of the Company not reasonably related to the purpose of the Company;

         (c) Any act which would make it impossible to carry on the business of the Company, or any act which would violate applicable laws;

         (d) The confession of any judgment against the Company;

         (e) The execution or delivery of any general assignment for the benefit of creditors of the Company;

         (f) The admission of a person as a Member, except as may otherwise expressly be provided for in this Agreement;

         (g) The borrowing of money on behalf of the Company;

         (h) The loaning of any funds to any Member, any Affiliate of any Member, or any third party;

         (i) The guaranteeing of any debt by the Company of any Member, any Affiliate of a Member, or any third party;

         (j) Approval of a plan of merger or consolidation of the Company with or into one or more other business entities;

         (k) All other decisions relating to the Company for which this Agreement specifically requires the approval of all Members;

         (l) The making of any election required or permitted to be made under the Code or under the income tax laws of the State of Arizona or any other state;

         (m) The making of any expenditure or incurring of any obligation by or for the Company in excess of the sum of $100,000.00, except to the extent that any such expenditure or obligation is a recurring obligation of the Company previously approved by all of the Members; and

         (n) The acquisition, lease, exchange, or other transfer or disposition of, or encumbrance of, on behalf of the Company, any personal property having a cost and/or value in excess of $100,000.00, or any real property or interest therein.

         The settlement of any disputes or litigation involving the Company shall require at least a three-to-one vote of the Management Committee.

         5.3 MANAGEMENT OR MEMBER COMPENSATION. Except as may otherwise be agreed to by all of the Members elsewhere in this Agreement, or elsewhere in writing, no Member shall seek or be paid any compensation for being a Member in this Company or for acting in any management capacity in this Company.

         5.4 TIME DEVOTED TO THE COMPANY BY BERRY. Joy Berry will devote such time as is necessary to manage the creative aspects of the Company's business.

         5.5 REIMBURSEMENT OF EXPENSES. The Members (and Manager(s)) shall be reimbursed by the Company for the direct costs and expenses incurred in performing their responsibilities pursuant to this Agreement; provided, however, that such expenses shall not be in excess of the amount customarily paid for like services.

                                   ARTICLE VI

                           ADMINISTRATIVE PROVISIONS

         6.1 LIMITATION OF LIABILITY. Each Member's liability for the debts and obligations of the Company shall be limited to the maximum extent allowed by law.

         6.2 INDEMNIFICATION OF MEMBERS BY THE COMPANY. The Members shall perform their duties, if any, under this Agreement with ordinary prudence and in a manner characteristic of businessmen in similar circumstances. However, no Member shall have any liability whatsoever to the Company or to any other Member for loss caused by any act or by the failure to do any act if the loss suffered arises out of a mistake in the business judgment of the Member, or if the Member, in good faith, had determined that the action or lack of action giving rise to the loss was in the best interests of the Company; provided, however, that a Member shall not be released from liability hereunder for any loss caused by the gross negligence, breach of this Agreement, breach of fiduciary duties, or intentional misconduct of such Member or its agents, or for acts outside the Member's authority under this Agreement. The Company, or its receiver or liquidating trustee, shall indemnify, hold harmless and pay all judgments and claims against a Member arising from any of the Member's actions or decisions performed or made in good faith within the scope of the Member's authority under this Agreement, provided that such actions or decisions do not constitute gross negligence, a breach of this Agreement, a breach of fiduciary duties, or intentional misconduct on the part of such Member. This indemnification shall include, without limitation, payment of reasonable attorneys' fees incurred in connection with the defense of any claim or proceeding based on any such action or decision, which attorneys' fees shall be paid as incurred.

         6.3 INDEMNIFICATION BY MEMBERS. Each Member (as "Indemnitor") shall indemnify and hold harmless the Company and the other Members from and against all claims, demands, actions and rights of action which shall or may arise by virtue of anything done or omitted to be done by the Indemnitor (directly or through or by agents, employees or other representatives) which is outside the scope of, or in breach of, the terms of this Agreement, or which constitutes gross negligence, breach of fiduciary duties, or intentional misconduct on the part of such Member. A Member who desires to make a claim against an Indemnitor under this Section shall notify the Indemnitor of the claim, demand, action or right of action which is the basis of such claim, and shall give the Indemnitor a reasonable opportunity to participate in the defense thereof. Failure to give such notice shall not affect the Indemnitor's obligations hereunder, except to the extent of any actual prejudice resulting therefrom. The obligations of the Members under this Section shall survive and be enforceable against them notwithstanding the dissolution or termination of the Company.

         6.4 LOANS.

         (a) In addition to obtaining loans from independent lenders, the Members (with the majority votes of the Units) may loan funds to the Company and may charge interest thereon, and may cause the Company to borrow from a Member.

         (b) Except as provided for in subparagraph 2.1 (b) above, at all times during the term of this Agreement: (1) if a Member or Manager owes the Company money, which debt is not evidenced by a promissory note or other writing, or
(ii) if the Company owes money to a Member or Manager not evidenced by a promissory note or other writing, then such debt shall be payable upon demand and shall bear interest and shall be subject to the other provisions described in subparagraphs 9.7 (b)(ii) B, C, and E, as if a note containing those provisions had been executed by the party obligated to pay the debt.

         (c) No profit distributions shall be made to any Member unless and until all loans owing by the Company to any Member or any Affiliate of a Member have been paid in full.

         6.5 BANKING. All Company funds shall be deposited in the Company's name in such bank account or accounts as shall be designated by the Members. All withdrawals therefrom shall be made upon checks signed by a person(s) selected by the Members. Approval of all Members shall be required to expend Company funds of more than One Hundred Thousand Dollars ($100,000.00),


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
or to make any financial commitments such as for the leasing of equipment, the aggregate payments of which shall exceed One Hundred Thousand Dollars ($100,000.00).

         6.6 BOOKS AND RECORDS.

         (a) The Members shall keep books of account with respect to the business and affairs of the Company, which books shall be maintained at the Company's principal office. All members shall at all reasonable times have access to such books for inspection and/or copying at the expense of the
requesting Member, after reasonable request is made therefor.

         (b) At a minimum, the Company shall keep at its principal place of business the following records:

                  (i) A current list of the full name and last known business, residence, or mailing address of each Member;

                  (ii) A copy of the Articles of Organization of the Company and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                  (iii) Copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years; and

                  (iv) Copies of the Company's currently effective written Operating Agreement and all amendments thereto, copies of any prior written operating agreement no longer in effect, copies of any writings permitted or required with respect to a Member's obligation to contribute cash, property or services, and copies of any financial statements of the Company for the three most recent years.

         (c) The Members, at the Company's expense, shall cause annual financial statements to be prepared by an independent accounting firm chosen by the Members. Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied and, to the extent consistent with generally accepted accounting principles, on the same basis as is used in the preparation of the Company's federal income tax returns. Copies of such statements shall be furnished to each of the Members no later than March 31 following the close of the Company's fiscal year.

         (d) All Members agree that, within ten (10) days after any Member is no longer a Member of the Company and is no longer employed by the Company, such Member shall return to the Company all notes, documents, models, samples, catalogs, price books, customer cards, forms, lists, and invoices received in connection with the business of the Company, and all other documents and things relating to the Company, and all copies thereof, along with a complete list of all accounts and prospective accounts, including names, addresses, persons contacted, buying habits, and pending transactions.

         6.7 TAX RETURNS.

         (a) All federal, state and local income tax returns of the Company required to be filed for any taxable year shall be timely prepared and filed by the Members at the expense of the Company and furnished to the Members as soon as is practical after the end of the taxable year.

         (b) Except as specifically provided otherwise in this Agreement, all tax elections required or permitted to be made by the Company shall be made by all of the Members.

         6.8 ACCOUNTING PERIOD. The Company's accounting period shall be the calendar year.

         6.9 LIST OF MEMBERS. Upon written request of any Member, the Company shall provide to such Member a list showing the names, last known addresses and interests of all Members in the Company.

         6.10 INSURANCE. The Company shall carry and maintain in force such insurance as the Members deem appropriate, the premiums of which shall be a cost and expense of the Company. All such policies of insurance shall name the Company, and, if necessary, all of the Members, as named insureds as their respective interests may appear.

                                   ARTICLE VII

                               MEETINGS OF MEMBERS

         7.1 ANNUAL MEETING. An annual meeting of the Members may be held on the second Tuesday of March of each year, or at such other time as shall be determined by the Members, commencing with the year 1999, for the purpose of the transaction of such business as may come before the meeting.

         7.2 SPECIAL MEETING. Special and regular meetings may be held by telephone or videophone.

         7.3 PLACE OF MEETINGS. The Members may designate any place, either within or outside the State of Arizona, as the place of meeting for any meeting of the Members; provided, however, that the agreement of all Members shall be required for a meeting to be held outside of the State of Arizona. If no designation is made, or if a special meeting is otherwise called, the meeting shall be held at the principal office of the Company.

         7.4 NOTICE OF MEETINGS. Except as provided in Section 7.5 below, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than three nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at the Member's address as it appears on the books of the Company, with postage thereon prepaid. If transmitted by way of facsimile, such notice shall be deemed to be delivered on the date of such facsimile transmission to the fax number, if any, for the respective Member which has been supplied by such Member to the Company and identified as such Member's facsimile number.

         7.5 MEETING OF ALL MEMBERS. If all of the Members shall meet at any time and place, either within or outside of the State of Arizona, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

         7.6 ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty
(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

         7.7 RECORD DATE. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

         7.8 MANNER OF ACTING; VOTING. Each Unit shall be entitled to one vote. Except as provided for in Section 5.1 above, where used in this Agreement, a "majority" of Members shall mean a majority of the votes which can be cast, and not the majority of any number of Members. The affirmative vote of a Majority-In-Interest of the Members shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles of Organization, or by this Agreement. A spouse of a Member, with or without a community property interest in the Member's Units, shall not have the right to vote the Member's Units.

         7.9 VOTING OF UNITS BY CERTAIN MEMBERS.

         (a) Units belonging to the Company, or to a corporation the majority of the shares of which are held by the Company, shall not be entitled to vote; provided, however, that nothing herein shall be construed as limiting the right of the Company to vote Units held by it in a fiduciary capacity.

         (b) A Member whose Units are pledged shall be entitled to vote such Units until the Units have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the Units so transferred, but only if allowed by the other provisions of this Agreement.

         (c) If Units stand in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or tenants by community property or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same Units, unless the Company is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effect of (i) if only one votes, his/her acts bind all, (ii) if more than one votes, the act of the majority so voting binds all, and (iii) if more than one votes, but the vote is evenly split on any one particular matter, each fraction may vote the Units in question proportionally.

         7.10 PROXIES. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the other Members of the Company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         7.11 ACTION BY MEMBERS WITHOUT A MEETING. Action required or permitted to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each Member and delivered to the Company for inclusion in the minutes or for filing with the Company records. Action taken under this Section is effective when said Members have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

         7.12 WAIVER OF NOTICE. When any notice is required to be given to any Member, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be the equivalent of the giving of such notice.

                                  ARTICLE VIII

                      DISSOLUTION; TERMINATION; WITHDRAWAL

         8.1 EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of any of the following events:

         (a) The written consent or affirmative vote to dissolve of 100% of the Company Units;

         (b) The entry of a judgment of dissolution by a court of competent jurisdiction or by dissolution by operation of law;

         (c) The bankruptcy or receivership of any Member;

         (d) The acquisition by any one Person of all of the Units of the Company; or

         (e) Upon the occurrence of any event which causes a dissolution of the Company under Arizona law, unless the business of the Company is continued by the specific consent of all of the remaining Members, given within 90 days after such event, and there are at least two remaining Members. For purposes of obtaining the required vote to continue the Company, any Member may cause to be sent to Members of record, as of a date no more than 20 days prior to the date fixed by such Members for holding a Company meeting, a notice setting forth the purpose of the meeting. Reasonable expenses incurred in the continuation, or attempted continuation, of the Company shall be deemed expenses of the Company.

         8.2 EVENTS NOT CAUSING DISSOLUTION. Except as may otherwise be provided in Section 8.1 above, the Company shall not be terminated or dissolved by the legal incapacity, death, insanity, withdrawal or expulsion of any Member, by the assignment of any Member of that Member's Units, or by the admission of a new Member, or the admission of any additional or substitute Member or Manager, but the Company shall continue thereafter as the Company with the remaining Members and any new Members.

         As used in this Article VIII, the term "bankruptcy" shall mean: (i) the voluntary filing of a petition in bankruptcy or petition pursuant to any insolvency act; (ii) the making of an assignment for the benefit of creditors;
(iii) giving consent to the appointment of a receiver, liquidator, custodian, or trustee for the whole or any substantial part of the property of the Member;
(iv) the voluntary filing of a petition or answer seeking or consenting to reorganization under Chapter 11 of Title 11 of the United States Code or state insolvency statutes; (v) the appointment, by order of a court of competent jurisdiction, of a receiver, liquidator, custodian, or trustee for a Member for the whole or any substantial part of his or her property, which appointment shall not have been discharged within sixty (60) consecutive days thereafter;
(vi) the institution against a Member of any proceeding under Chapter 11 of Title 11 of the United States Code or any amendment or successor thereto or under any other applicable law or statute of the United States or any state (including state insolvency statutes), which proceedings shall not have been discussed within sixty (60) consecutive days after the institution thereof;
or (vii) if an insolvency petition is filed against a Member and an order for relief is directed under Chapter 11 of Title 11 of the United States Code.

         8.3 WINDING UP. Notwithstanding any other provision of this Agreement, in the event of dissolution without continuance, and final termination of the
Company:

         (a) The Members shall:

                  (i) Wind up the affairs of the Company;

                  (ii) Transfer the licenses back to RK;

                  (iii) Subject to subparagraph (d) below, sell all remaining Company assets as promptly as is consistent with obtaining; and

                  (iv) After paying all liabilities (including all costs of dissolution), and subject to the right of the Members to set up cash reserves to meet Company liabilities, distribute the remaining Company assets to the Members by paying the first $380,000.00 to Futech, or such lesser amount as Futech contributed as capital, and then pursuant to the relevant provisions of this Agreement.

         (b) The Members shall continue to share profits and losses during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of Company assets remaining after the licenses have reverted to RK shall to the extent allowed by law be applied as follows in the following order of priority:

                  (i) To creditors of the Company, other than Members, in the order of priority provided by law;

                  (ii) To Members for unpaid secured loans;

                  (iii) To Members for unpaid and unsecured loans;

                  (iv) To the Members in the amounts of and in proportion to positive balances in their capital accounts with the first $380,000.00 paid to Futech, or such lesser amount as Futech contributed to capital; and

                  (v) To the Members in accordance with Units owned.

         (c) Except for the licenses, in the event a distribution of Company property in kind is made, such property shall either. (i) be transferred and conveyed to the Members or their assigns so as to vest in each of them, as tenants-in-common, a percentage interest in the whole of said property equal to the percentage interest the Members would have received had the foregoing property not been distributed in kind; or (ii) be transferred and conveyed to the Members on an asset-by-asset determination, as determined by the Members.

         (d) The Company may at its election and at the Company's expense, in conjunction with a liquidation, provide the Members with a statement which sets forth the assets and liabilities of the Company as of the date of liquidation and distribution, along with a schedule of receipts and disbursements made or expected to be made with respect to the termination of the Company, and such statement and distributions made in accordance therewith shall be final and binding upon all persons, except such persons who may file a specific and detailed written protest thereof within twenty (20) days after said statement is mailed or delivered to such person. Any protest shall be resolved pursuant to
Section 13.17 below.

         (e) In the event of a dissolution and liquidation of the Company, the liquidation of the assets and discharge of the liabilities may be carried out by a liquidation trustee or receiver who shall be a bank, trust company, or other person or firm having experience in managing, liquidating, or otherwise handling property of the type then owned by the Company. Any such liquidating trustee or receiver shall be designated by the Members. The liquidating trustee or receiver shall not be personally liable for the debts of the Company, but otherwise shall have such obligations and authorities as are given the Members pursuant to the terms of this Agreement, or as may be agreed between the Company and said liquidating trustee or receiver.

commitment for a trading market (and, therefore, liquidity) for their New Futech Common Stock.

         Therefore, I called Mark Briggs and told him the concern. He said it made sense to him if Futech agreed in the Global Merger Agreement to use its best efforts (and not to be a condition of the closing) to register the Common Stock with the SEC and to list for trading on a national securities exchange. This would make clear to all shareholders of all the companies that there would be liquidity for their New Futech Common Stock. He suggested that I e-mail the comment to Thomas Lofy, which I did yesterday.

         This helps all shareholders of all companies, including the holders of Futech Interactive Products, Inc., which includes the two of you.

         Bill Burnham told me this morning that he called Vince about this issue last night and that Vince told him that he agreed and the "best efforts" language should go into the Global Merger Agreement.

         I hope this clarifies matters. Everyone on the Trudy side is committed to make this global merger work, as shown by our turnaround of all the documents as quickly as possible.

                                            /s/ Charlie
                                            Charles E. Barnett


                                       2